EXHIBIT 99


                         Form of Order Form for Offering



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                     COMMUNITY BANKSHARES OF MARYLAND, INC.

          Subscription Agreement for Offering of Shares of Common Stock


THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ACCOMPANYING PROSPECTUS. PERSONS WHO WISH TO PURCHASE SHARES OF COMMON STOCK IN THE OFFERING ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY PRIOR TO SUBMITTING THIS SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE BY THE SUBSCRIBER.

1. Subscription for Shares of Common Stock. The undersigned hereby irrevocably subscribes for _______________________________ shares of Common Stock of Community Bankshares of Maryland, Inc. at the purchase price of $17.50 per Share.1

2. Purchase Price and Manner of Payment.  The undersigned  submits herewith,  by means of a check, bank draft or money order in the amount of $_______________________ ($17.50 multiplied by the total number of Shares subscribed for in 1 above), payable to "Community Bankshares of Maryland Escrow Account"

3. (a) Registration Instructions. This Part must be completed with respect to all Shares purchased. If Shares subscribed for are to be registered in more than one manner, complete as many Subscription Agreements as there are registrations, or attach separate sheets providing all of the information required below with respect to each registration, and indicating number of Shares subject to each registration.

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               (Names(s) in which securities are to be registered)

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          (Address, including Street, City, County, State and ZIP Code)


          Taxpayer identification or Social Security Number: ___________________ Manner in which securities are to be owned:

  [ ] Individual  [ ] Tenants in Common           [ ] Joint  Tenants
  [ ] Tenants by the Entirety (Husband and Wife)  [ ] Uniform Transfer to Minors
  [ ] Other (for example, corporation, trust or estate. If shares are purchased for a trust, the date of the trust agreements and trust title must be included).


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     1  Subject  to  a  minimum   subscription  of  100  Shares  and  a  maximum
subscription of 1,000 Shares. Acceptance of all or part of the subscriptions subject to the sole discretion of the Company.


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     (b) Special  Delivery  Instructions:  If  certificate(s)  representing  the
Shares subscribed for is to be delivered to an address other than as indicated on the face of this Agreement.

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                                     (Name)

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          (Address, including Street, City, County, State and ZIP Code)

4. Deadline. This Subscription Agreement and payment in full of the purchase price must be actually received by John Kovacevich, Subscription Agent, Community Bank of Maryland, 16410 Heritage Boulevard, Bowie, Maryland 20716, NO LATER THAN 5:00 P.M., EASTERN TIME, ON NOVEMBER 30, 1998, (the "Expiration Time") subject to extension or earlier termination as set forth in the Prospectus.

Name of Subscriber:

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SIGNATURE:

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         (Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated: ___________________, 1998

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print): ___________________________________________________________

Capacity (Full title): _________________________________________________________

Address (including ZIP Code): __________________________________________________

Business Telephone Number including area code): ________________________________

Taxpayer identification or Social Security Number: _____________________________

IN DETERMINING WHETHER TO ACCEPT ANY SUBSCRIPTION, IN WHOLE OR IN PART, THE COMPANY MAY, IN ITS SOLE DISCRETION, TAKE INTO ACCOUNT ANY FACTOR NOT PROHIBITED BY LAW INCLUDING THE ORDER IN WHICH SUBSCRIPTIONS ARE RECEIVED, A SUBSCRIBER'S POTENTIAL TO DO BUSINESS WITH, OR TO DIRECT CUSTOMERS TO, THE BANK AND THE
COMPANY'S DESIRE TO HAVE A BROAD DISTRIBUTION OF STOCK OWNERSHIP, AS WELL AS LEGAL OR REGULATORY RESTRICTIONS.